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                                       BY-LAWS

                                          OF

                             CENTERPOINT PROPERTIES TRUST

                                      ARTICLE I

                                      OFFICES

          SECTION 1.1 MARYLAND REGISTERED OFFICE. The trust shall continuously maintain in the State of Maryland a registered office and registered agent whose office is identical with such registered office.

          SECTION 1.2 OTHER OFFICES. The trust may have other offices within any other state of the United States, including, without limitation, the State of Illinois.

                                     ARTICLE II

                                    SHAREHOLDERS

          SECTION 2.1 ANNUAL MEETING. An annual meeting of the shareholders shall be held each year for the purpose of electing trustees and for the transaction of such other business as may come before the meeting. The date of the annual meeting shall be set by the board of trustees on a date following the availability of the trust's audited financial statements of the preceding year but in no event later than May 31.

          SECTION 2.2 SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the President or the board of trustees. Special meetings of shareholders shall also be called by the secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment by such shareholders to the trust of such costs, the secretary shall give notice to each shareholder entitled to notice of the meeting. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the shareholders held during the preceding twelve months.

          SECTION 2.3 PLACE OF MEETING. The board of trustees may designate any place the place of meeting for any annual meeting or for any special meeting called by the board of trustees. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be at the main offices of the trust in Chicago, Illinois.

          SECTION 2.4 INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, if a consent in writing, setting forth such action, is signed by each shareholder entitled to vote on the matter and any other shareholder entitled to notice of a meeting of the shareholders (but not to vote thereat) has

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waived in writing any right to dissent from such action, and such consent and waiver are filed with the minutes of proceedings of the shareholders.

          SECTION 2.5 NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than ninety days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the president, or the board of trustees, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service, addressed to the shareholder at his address as it appears on the records of the trust, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

          SECTION 2.6 FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of trustees of the trust may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than twenty days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of trustees adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

          SECTION 2.7 SHAREHOLDERS' LIST. The officer or agent having charge of the transfer books for shares of the trust shall make, within twenty days after record date or twenty days before each meeting of shareholders, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of the shareholder, which list, for a period of twenty days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be open to inspection by any shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

          SECTION 2.8 VOTING OF SHARES. A plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee. Each share may be voted for as many individuals as there are trustees to be elected and for whose election the share is entitled to vote. No shareholder shall have the right to cumulate his votes in elections for trustees. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless a greater vote is required by statute or by the declaration of trust. Except as otherwise provided in the declaration of trust or these by-laws, each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

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          SECTION 2.9     VOTING OF SHARES BY CERTAIN HOLDERS.  Shares
standing in the name of another trust or corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the by-laws of such trust or corporation may prescribe, or, in the absence of such provision, as the board of trustees or directors of such trust may or corporation determine and under the law of the state or organization of such trust or the state of incorporation of such corporation.

              (a) Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator, either in person or by proxy without a transfer of such shares in the name of such administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

              (b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

               (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

               (d) Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their share, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their shares to such trustee or trustees for the purpose of the agreement. Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the trust at its registered office. The counterpart of the voting trust agreement so deposited with the trust shall be subject to the same right of examination by a shareholder of the trust, in person or by agent or attorney, as are the books and records of the trust, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

               (e) Shareholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this subsection is not subject to the provisions of subsection (a) above.

               (f) Shares of its own stock belonging to this trust shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

          SECTION 2.10 PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy by signing an appointment form and delivering it to the person so appointed, but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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          SECTION 2.11    QUORUM.  At an annual meeting of the shareholders
called for the sole purpose of electing trustees and ratifying the selection of the trust's independent public accountants, the holders of one-third of the outstanding shares of the trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such annual meeting of shareholders; provided that, if less than one-third of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. At any other annual meeting or any special meeting of shareholders, the holders of a majority of the outstanding shares of the trust entitled to vote, present in person or represented by proxy, shall constitute a quorum at such meeting of shareholders; provided that, if less than a majority of the outstanding shares entitled to vote are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present at any meeting of the shareholders, the affirmative vote of the majority of the shares entitled to vote represented at the meeting and entitled to vote on the matter shall be the act of the shareholders, unless a greater vote is required under the Declaration of Trust or Maryland law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

          SECTION 2.12 INSPECTORS. At any meeting of shareholders, the chairman of the meeting may, or upon request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

              (a) Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

               (b) Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

          SECTION 2.13 VOTING BY BALLOT. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

          SECTION 2.14 REPORTS TO SHAREHOLDERS. Prior to the annual meeting of shareholders each year, the trustees shall deliver or cause to be delivered a report of the business and operations of the trust during such fiscal year to the shareholders, containing a balance sheet and a statement of income and surplus of the trust, accompanied by the certification of an independent certified public accountant, and such further information as the trustees may determine is required pursuant to any law or regulation to which the trust is subject. A signed copy of the annual report and the accountant's certificate shall be filed by the trustees with the State Department of Assessments and Taxation of Maryland, and with such other governmental agencies as may be required by law and as the trustees may deem appropriate.

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                                    ARTICLE III

                                      TRUSTEES

          SECTION 3.1 GENERAL POWERS. The business and affairs of the trust shall be managed by, or under the direction of, its board of trustees.

          SECTION 3.2 NUMBER, TENURE AND QUALIFICATIONS. The number of trustees of the trust shall be not less than three (3) and not more than ten
(10), as determined from time to time by the then acting board of trustees. Each trustee shall hold office until the next annual meeting of shareholders, thereafter, until his successor shall have been elected. Trustees need not be residents of Maryland or Illinois or shareholders of the trust. The number of trustees may be increased or decreased from time to time as provided by the declaration of trust by the amendment of this section; but no decrease shall have the effect of shortening the term of any incumbent trustee. A trustee may resign at any time by giving written notice to the board of trustees, its chairman, or to the president or secretary of the trust. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date. A majority of the number of trustees of the Board of Trustees shall be independent (non-management) trustees of the trust.

          SECTION 3.3 QUORUM. A majority of the number of trustees fixed by these by-laws shall constitute a quorum for transaction of business at any meeting of the board of trustees, provided that if less than a majority of such number of trustees are present at said meeting, a majority of the trustees present may adjourn the meeting at any time without further notice.

          SECTION 3.4 MANNER OF ACTING. The act of the majority of the trustees present at a meeting at which a quorum is present shall be the act of the board of trustees, unless the act of a greater number is required by statute, these by-laws, or the declaration of trust.

          SECTION 3.5 REGULAR MEETINGS. A regular meeting of the board of trustees shall be held without other notice than this By-Law, immediately after the annual meeting of shareholders. The board of trustees may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

          SECTION 3.6 SPECIAL MEETINGS. Special meetings of the board of trustees may be called by or at the request of the president or any one or more trustees. The person or persons authorized to call special meetings of the board of trustees may fix any place as the place for holding any special meeting of the board of trustees called by them.

          SECTION 3.7 NOTICE. Notice of any special meeting shall be given at least ten days previous thereto by written notice to each trustee at his business address. If mailed, such notice shall be deemed to be delivered when deposited with the United States Postal Service so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegram company. The attendance of a trustee at any meeting shall constitute a waiver of notice of such meeting, except where a trustee attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of trustees need be specified in the notice or waiver of notice of such meeting.

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          SECTION 3.8     VACANCIES.  If for any reason any or all of the
trustees cease to be trustees, such event shall not terminate the trust or affect these by-laws or the powers of the trustees remaining hereunder (even if fewer than three trustees remain). Any vacancy occurring in the board of trustees and any trusteeship to be filled by reason of an increase in the number of trustees, may be filled by (1) election at an annual meeting or at a special meeting of shareholders or (2) by the board of trustees remaining. A trustee elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A trustee appointed to fill a vacancy shall serve until the next meeting of shareholders at which trustees are to be elected.

          SECTION 3.9 REMOVAL OF TRUSTEES. One or more of the trustees may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of trustees, except as follows:

              (a) No trustee shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more trustees named in the notice. Only the named trustee or trustees may be removed at such meeting.

               (b) If a trustee is elected by a class or series of shares, he or she may be removed only by the shareholders of that class or series.

In addition, one or more of the trustees may be removed, with or without cause, by the board of trustees upon the affirmative vote of a majority of the then acting trustees.

          SECTION 3.10 COMMITTEES OF TRUSTEES. The board of trustees may, by resolution or resolutions adopted by a majority of the number of trustees fixed by the by-laws or otherwise, designate one or more committees, each committee to consist of one or more of the trustees of the trust. The board may designate one or more trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the board, shall have and may exercise all of the powers and authority of the board of trustees in the management of the business and affairs of the trust, and may authorize the seal of the trust to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the declaration of trust; adopting an agreement of merger or consolidation; recommending to the shareholders the sale, lease or exchange of all or substantially all of the trust's property and assets; recommending to the shareholders a dissolution of the trust or a revocation of a dissolution; recommending to the shareholders any other action which requires shareholder approval; amending the by-laws of the trust; declaring a dividend or authorizing the issuance of distributions on stock; or issue stock other than pursuant to a stock option or similar compensation plan. Such committee or committees shall have such name or names as may be determined by the board of trustees. The committees shall keep regular minutes of their proceedings and report the same to the full board of trustees when required.

          SECTION 3.11 ACTION WITHOUT A MEETING. Unless specifically prohibited by the declaration of trust or these by-laws, any action required to be taken at a meeting of the board of trustees, or any other action which may be taken at a meeting of the board of trustees, or of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the trustees entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the trustees or all the members of the committee shall have the same effect as a unanimous vote.

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          SECTION 3.12    COMPENSATION.  The board of trustees, by the
affirmative vote of a majority of trustees then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all trustees for services to the trust as trustees, officers, or otherwise. By resolution of the board of trustees, the trustees may be paid their expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this section shall preclude any trustee from serving the trust in any other capacity and receiving compensation therefor. Members of committees of the board may be allowed like compensation for attending committee meetings.

          SECTION 3.13 PRESUMPTION OF ASSENT. A trustee of the trust who is present at a meeting of the board of trustees at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a trustee who voted in favor of such action.

          SECTION 3.14 LOSS OF DEPOSITS. No trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association or other institution with whom money or shares have been deposited.

          SECTION 3.15 SURETY BONDS. Unless required by law, no trustee shall be obligated to give any bond or surety or other security for the performance of any of his duties.

          SECTION 3.16 RELIANCE. Each trustee, officer, employee and agent of the trust shall, in the performance of his duties with respect to the trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the trust, upon an opinion of counsel or upon reports made to the trust by any of its officers or employees or consultants or by the adviser, accountants, appraisers or other experts or consultants selected by the trustees or officers of the trust, regardless of whether such counsel or expert may also be a trustee.

          SECTION 3.17 CERTAIN RIGHTS OF TRUSTEES. The trustees shall have no responsibility to devote their full time to the affairs of the trust and may engage in business activities similar to or in addition to those of or relating to the trust.

                                     ARTICLE IV

                                      OFFICERS

          SECTION 4.1 NUMBER. The officers of the trust shall be a chairman, a president, a secretary, a treasurer, and any number of vice presidents (who may be designated as executive vice presidents, senior vice presidents or non-executive vice presidents), treasurers, assistant treasurers, assistant secretaries or other officers as may be elected by the board of trustees or, in the case of non-executive vice presidents, appointed by the president. Any two or more offices may be held by the same person except that for the offices of president and vice president.

          SECTION 4.2 APPOINTMENT OR ELECTION AND TERM OF OFFICE. Non-executive vice-presidents, if any, shall be appointed by the president and shall serve at the pleasure of the president.

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The other officers of the trust shall be elected or appointed annually by the board of trustees at the first meeting of the board of trustees held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the board of trustees. Each officer elected or appointed by the Board shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.
Election or appointment of an officer shall not of itself create contract rights.

          SECTION 4.3 REMOVAL. Any officer elected or appointed by the board of trustees may be removed by the board of trustees whenever in its judgment the best interests of the trust would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

          SECTION 4.4 THE CHAIRMAN. The chairman shall be the chairman of the board of trustees. He shall advise and counsel with the president and shall assume such other duties as from time to time may be assigned by the board of trustees. He shall preside at all meetings of the board of trustees and, in the absence of the president or at the president's request, shall preside at all meetings of the shareholders. He may execute for the trust certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

          SECTION 4.5 VICE CHAIRMAN. The vice chairman shall assist the chairman in the discharge of his duties as the chairman may direct and shall perform such other duties as from time to time may be assigned to him by the chairman or by the board of trustees. In the absence of the chairman or in the event of his inability or refusal to act, the vice chairman shall perform the duties of the chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chairman. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, the vice chairman may execute for the trust certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

          SECTION 4.6 THE PRESIDENT. The president shall be the chief executive officer of the trust. Subject to the direction and control of the board of trustees, he shall be in charge of the business of the trust; he shall see that the resolutions and directions of the board of trustees are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of trustees; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of trustees from time to time. He shall preside at all meetings of the shareholders and, in the absence of the chairman, shall preside at all meetings of the board of trustees. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, he may execute for the trust certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, and he may accomplish such execution either under or without the seal of the trust and either individually or

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with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument. He may vote all securities which the trust is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the trust by the board of trustees.

          SECTION 4.7 EXECUTIVE VICE-PRESIDENTS AND SENIOR VICE PRESIDENTS. The executive vice-presidents and senior vice presidents, if any, shall assist the president in the discharge of his duties as the president may direct and shall perform such other duties as from time to time may be assigned to them by the president or by the board of trustees. In the absence of the president or in the event of his inability or refusal to act, the executive vice-presidents (or in the event there be more than one executive vice president, the executive vice-presidents in the order designated by the board of trustees, or by the president if the board of trustees has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as executive vice president) shall perform the duties of the president. In the absence or inability or refusal to act of the president and any executive vice presidents, the senior vice presidents in the order designated by the board of trustees, or by the president if the board of trustees has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as senior vice president) shall perform the duties of the president. When so acting, the executive vice presidents or senior vice presidents, as the case may be, shall have all the powers of and be subject to all the restrictions upon the president. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the trust or a different mode of execution is expressly prescribed by the board of trustees or these by-laws, the executive vice presidents and senior vice presidents may execute for the trust certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the board of trustees has authorized to be executed, and they may accomplish such execution either under or without the seal of the trust and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of trustees, according to the requirements of the form of the instrument.

          SECTION 4.8 NON-EXECUTIVE VICE PRESIDENTS. Non-executive vice presidents shall assist the president in the discharge of his duties as the president may direct, but shall not, unless specifically authorized by the board of trustees, have any authority to bind or commit the trust.

          SECTION 4.9 THE TREASURER. The treasurer shall be the chief operating officer and principal accounting and financial officer of the trust. He shall:

               (a) have charge of and be responsible for the maintenance of adequate books of account for the trust;

               (b) have charge and custody of all funds and securities of the trust, and be responsible therefore and for the receipt and disbursement thereof; and

               (c) perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the president or by the board of trustees.

          If required by the board of trustees, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of trustees may determine.

          SECTION 4.10    THE SECRETARY.  The secretary shall:

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        (a)  record the minutes of the shareholders' and of the board of trustees' meetings in one or more books provided for that purpose;

        (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law;

        (c) be custodian of the corporate records and of the seal of the trust;

        (d) keep a register of the post office address of each shareholder which shall be furnished to the secretary by such shareholder;

        (e) sign with the chairman, vice chairman, president, or an executive vice-president or a senior vice president, or any other officer thereunto authorized by the board of trustees, certificates for shares of the trust, the issue of which shall have been authorized by the board of trustees, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of trustees or these by-laws;

        (f) otherwise certify that by-laws, resolutions of the shareholders and board of trustees and committees thereof, and other documents of the trust as true and correct copies thereof;

        (g)  have general charge of the share transfer books of the trust;
     and

        (h) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of trustees.

          SECTION 4.11    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.
The assistant treasurers and assistant secretaries shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the president or the board of trustees. The assistant secretaries may sign with the chairman, vice chairman, president, or an executive vice-president or senior vice president, or any other officer thereunto authorized by the board of trustees, certificates for shares of the trust, the issue of which shall have been authorized by the board of trustees, and any contracts, deeds, mortgages, bonds, or other instruments which the board of trustees has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of trustees or these by-laws. The assistant treasurers shall respectively, if required by the board of trustees, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of trustees shall determine.

          SECTION 4.12 SALARIES. The salaries of the officers shall be fixed from time to time by the board of trustees, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a trustee of the trust.

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                                     ARTICLE V

                       CONTRACTS, LOANS, CHECKS AND DEPOSITS

          SECTION 5.1 CONTRACTS. The board of trustees may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the trust, and such authority may be general or confined to specific instances.

          SECTION 5.2 LOANS. No loans shall be contracted on behalf of the trust and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of trustees. Such authority may be general or confined to specific instances.

          SECTION 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the trust shall be signed by such officer or officers, agent or agents of the trust and in such manner as shall from time to time be determined by resolution of the board of trustees.

          SECTION 5.4 DEPOSITS. All funds of the trust not otherwise employed shall be deposited from time to time to the credit of the trust in such banks, trust companies or other depositories as the board of trustees may select.

                                     ARTICLE VI

                     CERTIFICATES FOR SHARES AND THEIR TRANSFER

          SECTION 6.1 CERTIFICATES FOR SHARES. Certificates representing shares of the trust shall be signed by the chairman, vice chairman, president or an executive vice-president or a senior vice president or by such officer as shall be designated by resolution of the board of trustees and by the secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the trust. If both of the signatures of the officers be by facsimile, the certificate shall be countersigned by the trust's duly authorized registrar and transfer agent. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the trust is organized under Maryland law, and the par value or a statement that the shares are without par value. If the trust is authorized and does issue shares of more than one class or of series within a class, the certificate shall also contain such information or statement as may be required by law. The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the trust. The person in whose name shares stand on the books of the trust shall be deemed the owner thereof for all purposes as regard the trust.

          SECTION 6.2 LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed the board of trustees may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

          SECTION 6.3 TRANSFERS OF SHARES. Transfers of shares of the trust shall be recorded on the books of the trust and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

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          SECTION 6.4     RESTRICTION ON TRANSFER OF SECURITIES.  A
restriction on the transfer or registration of transfer of securities of the trust may be imposed either under the declaration of trust or by these by-laws or by agreement among any number of security holders or among such holders and the trust. No restriction so imposed shall be binding with respect to securities issued prior to the adoption of the restriction unless the holders of the securities are parties to an agreement or voted in favor of the restriction.

          A restriction on the transfer or registration of transfer of securities of the trust is permitted if, without limitation, it:

         (i) requires the trust or the holders of any class of securities of the trust to consent to any proposed transfer of the restricted securities or to approve the proposed transferee of the restricted securities; or

        (ii) prohibits the transfer of the restricted securities to designated persons or classes of persons with designation is not manifestly unreasonable; or

        (iii) restricts transfer or registration of transfer in any other lawful manner.

          Unless noted conspicuously on the security, a restriction, even though permitted by this section, is ineffective except against a person with actual knowledge of the restriction.

                                    ARTICLE VII

                                    FISCAL YEAR

          SECTION 7.1 DESIGNATION OF FISCAL YEAR. The fiscal year of the trust shall end on December 31 of each year.

                                    ARTICLE VIII

                                     DIVIDENDS

          SECTION 8.1 DECLARED BY TRUSTEES. The board of trustees may from time to time declare, and the trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its declaration of trust.

                                     ARTICLE IX

                                        SEAL

          SECTION 9.1 SEAL. The trustees may authorize the adoption of a seal by the trust. The seal shall have inscribed thereon the name of the trust and the year of its organization. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                                     ARTICLE X

                                  WAIVER OF NOTICE

          SECTION 10.1 WAIVER IN LIEU OF NOTICE. Whenever any notice is required to be given under the provisions of these by-laws or under the provisions of the declaration of trust or under the provisions of Maryland law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because notice was not given.

                                     ARTICLE XI

                                     AMENDMENTS

          SECTION 11.1 DETERMINED BY TRUSTEES. Unless reserved to the shareholders by the declaration of trust or required by law, the by-laws of the trust may be made, altered, amended or repealed solely by the board of trustees. The by-laws may contain any provisions for the regulation and management of the affairs of the trust not inconsistent with law or the declaration of trust.

                                    ARTICLE XII

                            INDEMNIFICATION OF OFFICERS,
                           TRUSTEES, EMPLOYEES AND AGENTS

          SECTION 12.1 POWER TO HOLD HARMLESS. The trust shall have the power to indemnify any person to the full extent permitted by Maryland law in effect from time to time. Without limiting the generality of the foregoing, the trust shall have the power, unless limited from time to time by Maryland law, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the trust) by reason of the fact that he or she is or was a trustee, officer, employee or agent of the trust, or who is or was serving at the request of the trust as a trustee, officer, employee or agent of another trust, partnership, joint venture, corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment or settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the trust, or with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

          SECTION 12.2 POWER TO INDEMNIFY LITIGANT. The trust shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the trust to procure a judgment in its favor by reason of the fact that such person is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust as a trustee, officer, employee or agent of another trust, partnership, joint venture, corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such

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person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the trust, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the trust, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

          SECTION 12.3 REIMBURSEMENT AUTHORIZED. To the extent that a trustee, officer, employee, or agent of a trust has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to Sections 12.1 and 12.2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith to the extent not inconsistent with the Maryland General Trust Law.

          SECTION 12.4 DETERMINATION IF REIMBURSEMENT IS PROPER. Any indemnification under Sections 12.1 and 12.2 above (unless ordered by court) shall be made by the trust only as authorized in the specific case, upon a determination that indemnification of a trustee, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 12.1 or 12.2 above. Such determination shall be made:

        (a) by the board of trustees by a majority of a quorum consisting of trustees who were not parties to such action, suit or proceeding, or

        (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested trustees so directs, by independent legal counsel in a written opinion, or

        (c)        by the shareholders.

          SECTION 12.5 ADVANCE OF EXPENSES. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the trust in advance of the final disposition of such action, suit or proceeding, as authorized by the board of trustees in the specific case, upon receipt of an undertaking by or on behalf of the trustee, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the trust as authorized in this Article.

          SECTION 12.6 NON-EXCLUSIVITY. The indemnification provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested trustees, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          SECTION 12.7 RIGHT TO ACQUIRE INSURANCE. The trust shall have power to purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee or agent of the trust, or is or was serving at the request of the trust, as a trustee, officer, employee or agent of another trust, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the

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trust would have the power to indemnify him or her against such liability under the provisions of this Article.

          SECTION 12.8 NOTICE OF SHAREHOLDERS. If a trust has paid indemnity or has advanced expenses to a trustee, officer, employee or agent, the trust shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

          SECTION 12.9 "TRUST;" DEFINITION. For purposes of this Article, references to "the Trust" shall include, in addition to the surviving corporation or trust, any merging corporation or trust (including any corporation or trust having merged with a merging corporation or trust) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its trustees, officers, and employees or agents, so that any person who was a trustee, officer, employee or agent of such merging corporation or trust, or was serving at the request of such merging trust as a trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving corporation or trust as such person would have with respect to such merging corporation or trust if its separate existence had continued.

          SECTION 12.10 MISCELLANEOUS DEFINITIONS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; reference to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the trust" shall include any services as a trustee, officer, employee or agent of the trust which imposes duties on, or involves services by such trustee, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the trust" as referred to in this Article.

                                    ARTICLE XIII

                         REPAYMENT OF DISALLOWED DEDUCTION

          SECTION 13.1 FULL REIMBURSEMENT BY OFFICERS. Any payments made to an officer of the trust such as salary, commission, bonus, interest, rent, medical reimbursement or entertainment expense incurred by him which, for Federal income tax purposes, shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the trust to the full extent of such disallowance.

          SECTION 13.2 SECURITY FOR REPAYMENT. It shall be the duty of the trustees, as a board, to enforce payment of such amount disallowed. In lieu of payment by the officer, subject to the determination of the trustees, proportionate amounts may be withheld from his future compensation payments until the amount owed to the trust has been recovered.

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